Exhibit 5.1

SILVERMAN SHIN & BYRNE PLLC

May 4, 2017

Board of Directors

Hemispherx Biopharma, Inc.

One Penn Center

1617 JFK Boulevard

Philadelphia, Pennsylvania 19103

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Hemispherx Biopharma, Inc., a Delaware corporation (the “Company”) and have acted as such in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of 4,121,216 shares of the Company’s common stock, par value $0.001 per share (the “Warrant Shares”) issuable upon the exercise of currently exercisable warrants (the “Warrants”), to be offered and resold from time to time by the selling stockholders named in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”).

In connection with the opinion expressed herein, we have reviewed such corporate records, certificates and other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing, we are of the opinion that, assuming due exercise of the Warrants in accordance with their respective terms, the Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

Hemispherx Biopharma, Inc.

May 4, 2017

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America. Insofar as the opinion expressed herein relates to matters of United States federal laws or regulations or to matters of the General Corporation Law of the State of Delaware, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. We do not express any opinion herein on the laws of any other jurisdiction.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Silverman Shin & Byrne PLLC in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Silverman Shin & Byrne PLLC
Silverman Shin & Byrne PLLC